UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2019

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 945-2898

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 16, 2019, GTY Technology Holdings Inc. (the “Company”) held its annual meeting of the Company’s shareholders (the “annual meeting”). At the annual meeting, a total of 36,484,414 (69.8%) of the Company’s issued and outstanding shares of common stock held of record as of July 29, 2019, the record date for the annual meeting, were present either in person or by proxy, which constituted a quorum. The Company’s shareholders voted on the following proposals at the annual meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

1.	To elect Randolph Cowen and Stephen Rohleder as Class I directors on the Company’s Board of Directors, each to serve on the Company’s Board in accordance with the Company’s restated articles of organization until the 2022 annual meeting of the Company or until his successor is chosen and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Randolph Cowen	33,444,971	2,557,955	112,856	368,632
Stephen Rohleder	34,249,559	1,753,410	112,813	368,632

2.	To ratify the appointment by the Company’s audit committee of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,341,740	5,308	137,366	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Andrew Kopans
Name: Andrew Kopans
Title: Executive Vice President & General Counsel

Dated: September 17, 2019